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                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 12, 1997 on the October 31, 1997 financial statements of FMC Select Fund, included in the previously filed Form N-30D dated December 29, 1997, and to all references to our firm included in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund (File No. 33-42484).

/s/ ARTHUR ANDERSEN LLP

Philadelphia, PA
May 19, 1998